POWER OF ATTORNEY FOR SECTION 16 REPORTING
The undersigned hereby appoints Andrew Galligan, in his capacity as Chief
Financial Officer of Corcept Therapeutics Incorporated (the "Company"), or any
of his successors in any such office, as the attorney-in-fact of the undersigned to execute and file with the Securities and Exchange Commission ("SEC") and any other authority required by the rules and regulations of the SEC or any market or exchange on which shares of the Company are traded and to submit to the
Company, in the place and stead of the undersigned, SEC Forms 3, 4 and 5 and any successor reporting forms required by the SEC in connection with purchases and sales of securities of the Company and any other transactions in securities of the Company reportable on any such form.  This Power of Attorney shall be effective until revoked by a written instrument executed by the undersigned and delivered to the Company at its headquarters to the attention of the Chief Financial
Officer.
Dated:  February 5, 2002

/s/ Joseph K. Belanoff
Name:  Joseph K. Belanoff